Exhibit 10.45

AMENDMENT NO. 5

TO

LICENSE AGREEMENT

BETWEEN MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

AND

ENTEROMEDICS, INC.

This Amendment No. 5 (the “Amendment No. 5”) is entered into as of February 3rd, 2014 (the “Execution Date of Amendment No. 5”) by and between Mayo Foundation for Medical Education and Research, a Minnesota charitable corporation, located at 200 First Street SW, Rochester, Minnesota 55905-0001 (“MAYO”), and EnteroMedics, Inc., a private for-profit corporation located at 2800 Patton Road, Roseville, Minnesota 55113 (“COMPANY”) and amends that certain License Agreement by and between MAYO and COMPANY with an Effective Date as of February 3, 2005 (the “License Agreement”) and Amendment No. 1 to the License Agreement with an Execution Date of February 3rd, 2010 (“Amendment No. 1”), Amendment No. 2 to the License Agreement with an Execution Date of January 4th, 2011 (“Amendment No, 2”), Amendment No. 3 to the License Agreement with an Execution Date of February 3rd, 2012 (“Amendment No. 3”), and Amendment No. 4 to the License Agreement with and Execution Date of February 3rd, 2013 with the effect of amending, restating and replacing the following provisions in their entirety with the text set forth below:

2.02 MAYO KNOW-HOW COMMITMENT. For a period of five (5) years from the Effective Date for the Obesity Device Group and the Vagal Blocking Device Group and for a period of five (5) years from the Execution Date of Amendment No. 1 for Michael Camilleri, M.D., Michael Sarr, M.D. and Michael Kendrick of the Phase II Mayo Group and until December 31st, 2010 for William Sandborn, M.D. of the Phase II Mayo Group, unless terminated earlier by either COMPANY or MAYO as provided for in this Agreement, MAYO commits to the following:

(a)	Subject to existing obligations to third parties, MAYO policies and for so long as its members are employees of MAYO, the Obesity Device Group shall confer with the COMPANY in the Field as follows: (i) exclusively for Product Development for devices to treat obesity and nonexclusively for Product Testing; and (ii) non-exclusively for Product Development and Product Testing with COMPANY for Vagal Devices to treat gastrointestinal disorders other than obesity (for example, pancreatitis and irritable bowel syndrome) and excluding obesity.

(b)	Subject to existing obligations to third parties, MAYO policies and for so long as its members are employees of MAYO, the Vagal Blocking Device Group shall confer exclusively with the COMPANY for Product Development and nonexclusively for Product Testing, all for Vagal Devices.

(c)	Subject to existing obligations to third parties, MAYO policies and for so long as its members are employees of MAYO, the Phase II Mayo Group shall confer with the COMPANY in the Field as follows: (i) exclusively for Product Development for Vagal Devices and nonexclusively for Product Development of other devices to treat obesity and nonexclusively for Product Testing; and (ii) non-exclusively for Product Development and Product Testing with COMPANY for Vagal Devices to treat gastrointestinal disorders other than obesity.

(d)	Subject to existing obligations to third parties, MAYO hereby grants COMPANY a royalty-bearing, worldwide license to use the Know-How in the Field to develop, make, use and sell COMPANY Products as provided below:

1.	With respect to Obesity Device Group Know-How for:

(a)	Product Development, such license shall be exclusive for obesity devices and non-exclusive for Vagal Devices for treating conditions other than obesity; and

(b)	Product Testing, such license shall be non-exclusive.

2.	With respect to the Vagal Blocking Device Group Know-How for:

(a)	Product Development, such license shall be exclusive; and

(b)	Product Testing, such license shall be non-exclusive.

3.	With respect to the Phase II Mayo Group Know-How for:

(a)	Product Development, such license shall be exclusive for Vagal Devices to treat obesity and nonexclusive for Vagal Devices for treating other conditions other than obesity; and

(b)	Product Testing, such license shall be non-exclusive.

COMPANY shall have the right to sublicense such know-how, but not any obligation of MAYO to confer, on the same terms and conditions as set forth above with respect to Licensed Patents.

(e)	MAYO represents and warrants that to the best of internal patent counsel’s knowledge as of the Effective Date and without a duty to inquire, MAYO is not aware of any existing third party obligations that will materially interfere with the Obesity Device Group, the Vagal Blocking Device Group or the Phase II Mayo Group from conferring with COMPANY under Section 2.02, in accordance the terms and conditions of this Agreement.

Each member of the Obesity Device Group, the Vagal Blocking Device Group and the Phase II Mayo Group shall use reasonable efforts to attend meetings, achieve specific Product Development objectives and milestones, and conduct Product Testing, contributing on average among the individuals of the groups between 3-6 person hours per month as requested by COMPANY. Any time credited under this Section shall not also be subject to compensation under any other agreement including any agreement referenced under Section 3.14 of this Agreement.

Except as expressly amended by this Amendment No. 5 all terms and conditions of the License Agreement as previously amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, and Amendment No. 4, shall remain in full force and effect.

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH		ENTEROMEDICS, INC.

By:	/s/ James A. Rogers, III	By:	/s/ Greg S. Lea
Name:	James A. Rogers, III	Name:	Greg S. Lea
Title:	Chair Mayo Clinic Ventures	Title:	SVP, CFO, COO
Date:	2/6/14	Date:	February 6, 2014